As filed with the Securities and Exchange Commission on May 17, 2006
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Thomas Weisel Partners Group, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	6211	20-3550472
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)
One Montgomery Street
San Francisco, California 94104
(415) 364-2500
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

David A. Baylor
Thomas Weisel Partners Group, Inc.
One Montgomery Street
San Francisco, California 94104
(415) 364-2500
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Scott D. Miller	Jeffrey D. Saper
Sullivan & Cromwell LLP	Robert G. Day
1870 Embarcadero Road	Wilson Sonsini Goodrich & Rosati, P.C.
Palo Alto, California 94303	650 Page Mill Road
(650) 461-5600	Palo Alto, California 94304 (650) 493-9300
       Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of the Registration Statement.

       If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☐
       If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☑  File No. 333-133486
       If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to be	Offering Price	Aggregate Offering	Amount of
Securities to be Registered	Registered(1)(2)	Per Share(3)	Price(1)(3)	Registration Fee(3)

Common Stock, par value $0.01 per share	977,500 shares	$22.00	$21,505,000	$2,301.03

(1)	Includes shares issuable upon exercise of the underwriters’ option to purchase additional shares of Common Stock.

(2)	The 977,500 shares being registered under this Registration Statement are in addition to the 5,175,000 shares registered pursuant to the Registration Statement on Form S-1 (File No. 333-133486).

(3)	Based on the public offering price.

   This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE
   Thomas Weisel Partners Group, Inc., a Delaware corporation (the “Company”), is filing this registration statement (the “Registration Statement”) with respect to the registration of an additional 977,500 shares of its common stock, par value $0.01 per share (“Common Stock”), pursuant to General Instruction V of Form S-1 and Rule 462(b) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). This Registration Statement relates to the public offering of our common stock contemplated by the Registration Statement on Form S-1 (File No. 333-133486), as amended (the “Prior Registration Statement”), which was originally filed by the Company with the Securities and Exchange Commission (the “Commission”) on April 24, 2006 and declared effective by the Commission on May 17, 2006. This Registration Statement is being filed in order to:

•	register an additional 779,402 shares of Common Stock for sale by us;

•	register an additional 25,000 shares of Common Stock for sale by Mark J. Roberts, a current partner of the Company;

•	register an additional 27,056 shares of Common Stock for sale by Gordon P. Hodge, a current partner of the Company, in addition to the 7,944 shares of Common Stock registered for sale by Gordon P. Hodge under the Prior Registration Statement;

•	register an additional 21,850 shares of Common Stock for sale by Wyatt Weisel, in addition to the 13,553 shares of Common Stock registered for sale by Wyatt Weisel under the Prior Registration Statement;

•	remove the Unger Luchsinger Family Trust (the “Trust”), and the 3,308 shares of Common Stock offered by the Trust, from the table under the heading “Principal and Selling Stockholders” in the Prior Registration Statement; and

•	register an additional 127,500 shares of Common Stock that are available for sale by the Company upon the exercise by the underwriters of their over-allotment option.
   The contents of the Prior Registration Statement and all exhibits to the Prior Registration Statement are hereby incorporated by reference into this Registration Statement.
   The required opinions and consents are listed on the Index to Exhibits attached hereto and filed herewith.
PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 16.     Exhibits and Financial Statement Schedules.
   All exhibits filed with or incorporated by reference in the Prior Registration Statement are incorporated by reference into, and shall be deemed to be a part of, this Registration Statement. In addition, the following exhibits are filed herewith:

(a)	The following exhibits are filed as part of this Registration Statement:

Exhibit
Number		Description

5.1	—	Opinion of Sullivan & Cromwell LLP
23.1	—	Consent of Sullivan & Cromwell LLP (Included in Exhibit 5.1)
23.2	—	Consent of Independent Registered Public Accounting Firm
24.1	—	Power of Attorney*

*	Previously filed in connection with the Registration Statement on Form S-1 (file No. 133-133486) and incorporated herein by reference.

SIGNATURES
   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 17th day of May, 2006.

THOMAS WEISEL PARTNERS GROUP, INC.

By:	/s/ Thomas W. Weisel

Name: Thomas W. Weisel

Title:	Chairman and Chief Executive Officer
   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas W. Weisel Thomas W. Weisel	Director, Chairman and Chief Executive Officer (principal executive officer)	May 17, 2006

/s/ Robert K. West Robert K. West	Chief Financial Officer (principal financial and accounting officer)	May 17, 2006

* B. Kipling Hagopian	Director	May 17, 2006

* Timothy A. Koogle	Director	May 17, 2006

* Michael G. McCaffery	Director	May 17, 2006

* /s/ Mark P. Fisher Mark P. Fisher, Attorney-in-Fact

Exhibit
Number		Description

5.1	—	Opinion of Sullivan & Cromwell LLP
23.1	—	Consent of Sullivan & Cromwell LLP (Included in Exhibit 5.1)
23.2	—	Consent of Independent Registered Public Accounting Firm
24.1	—	Power of Attorney*

*	Previously filed in connection with the Registration Statement on Form S-1 (file No. 133-133486) and incorporated herein by reference.